Exhibit 21.1

Subsidiaries of the Registrant
Subsidiary	Jurisdiction
ARIS Operating Partnership L.P.	Delaware
ARIS Mortgage Originations, LLC	Delaware
ARIS Mortgage Lending, LLC	Delaware
ARIS Mortgage Lending II, LLC	Delaware
ARIS Mortgage Lending III, LLC	Delaware
ARIS CMBS, LLC	Delaware
ARIS Real Assets, LLC	Delaware
ARIS Shook Road, LLC	Delaware
ARIS I TRS, Inc.	Delaware
ARIS Acquisition Co, LLC	Delaware
ARIS 16000 Pines, LLC	Delaware
ARIS Shepherd Road, LLC	Delaware
ARIS JPM Repo Seller 1, LLC	Delaware
ARIS JPM Repo Seller 2, LLC	Delaware
ARIS Cayce Road, LLC	Delaware
ARIS West Ashley, LLC	Delaware
ARIS Barclays Repo Seller 1, LLC	Delaware
ARIS Barclays Repo Seller 2, LLC	Delaware
ARIS GS Repo Seller 1, LLC	Delaware
ARIS GS Repo Seller 2, LLC	Delaware
ARIS Cajon Blvd, LLC	Delaware
ARIS Catawba CB, LLC	Delaware
ARIS Charter Street, LLC	Delaware
ARIS Council Road, LLC	Delaware
ARIS George Road, LLC	Delaware
ARIS Loop Road, LLC	Delaware
ARIS Washington Street, LLC	Delaware
ARIS Zerega Ave, LLC	Delaware
ARIS Real Assets Holdco I, LLC	Delaware
ARIS Real Assets Holdco II, LLC	Delaware
ARIS II TRS, Inc.	Delaware
Parc Westborough Owner, LLC	Delaware
ARIS Eames Street, LLC	Delaware
ARIS John Road, LLC	Delaware
ARIS BofA CMBS Repo Seller I, LLC	Delaware
ARIS Midland Court, LLC	Delaware